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                                                                     EXHIBIT (5)





                               September 22, 1997


CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive
Suite 1100
Dearborn, MI  48126

Gentlemen:

                 I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $30,000,000 aggregate principal amount of debt securities (the "Debt Securities"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

                 In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

                 Based on the foregoing, it is my opinion that:

                 1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

                 2. The Company has corporate power and authority to execute and deliver the Subordinated Debt Indenture (the "Subordinated Debt Indenture") between the Company and The Bank of New York and to authorize and sell the Subordinated Debt Securities pursuant thereto, and to sell the Senior Debt Securities pursuant to the Senior Debt Indenture dated as of September 15, 1992, as supplemented (the "Senior Debt Indenture") between the Company
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                                                                        Page 2




                          and NBD Bank, as Trustee (the Subordinated Debt Indenture and Senior Debt Indenture, collectively, the "Indentures").

                 3. The Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indentures (including any necessary supplemental indentures) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustees; (ii) an appropriate Pricing Supplement with respect to the particular Debt Securities then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the particular Debt Securities then being sold by the Company as contemplated by the Registration Statement and the particular Indenture; and (iv) the supplemental indenture under which the particular Debt Securities are to be issued has been duly authorized, executed and delivered, and the particular Debt Securities then being sold by the Company shall have been duly executed and authenticated as provided in the particular Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                 4. The CMS Energy Common Stock ($.01 par value) will be legally issued, fully paid and non-assessable when:
                          (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act;
                          (ii) CMS Energy's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing Subordinated Debt Securities to be converted into CMS Energy Common Stock, as contemplated by the Registration Statement and prospectus supplement relating thereto; and (iii) upon conversion, certificates representing the CMS Energy Common Stock, shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
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                                                                          Page 3




                 For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

                 I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Debt Securities.

                 I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

                 I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 relating to the Debt Securities and to all references to me included in or made a part of the Registration Statement.

                                               Very truly yours,


                                               /s/ Michael D. Van Hemert
                                               ------------------------------
                                               Michael D. Van Hemert
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                                                                    EXHIBIT (12)

                             CMS ENERGY CORPORATION
                       Ratio of Earnings to Fixed Charges
                             (Millions of Dollars)

                                             Six Months
                                               Ended                      Years Ended December 31
                                          June 30, 1997       1996       1995      1994       1993      1992
                                          ------------------------------------------------------------------
                                                                                                         (b)
Earnings as defined (a)
-----------------------
Consolidated net income (loss)               $ 138           $ 240      $ 204      $ 179      $ 155   $(297)
Income taxes                                    79             139        118         92         75    (146)
Exclude equity basis subsidiaries              (36)            (85)       (57)       (18)        (6)     10
Fixed charges as defined, adjusted to
  exclude capitalized interest of $7, $8,
  $8, $6, $5, and $3 million for the six
  months ended June 30, 1997 and for the
  years ended December 31, 1996, 1995,
  1994, 1993 and 1992, respectively            146             275        268        226        241     225
                                             --------------------------------------------------------------

Earnings as defined                          $ 327           $ 569      $ 533      $ 479      $ 465   $(208)
                                             ==============================================================


Fixed charges as defined (a)
----------------------------
Interest on long-term debt                   $ 126           $ 230      $ 224      $ 193      $ 204   $ 169
Estimated interest portion of lease rental       5              10          9          9         11      16
Other interest charges                          22              43         42         30         32      43
                                             --------------------------------------------------------------

Fixed charges as defined                     $ 153           $ 283      $ 275      $ 232      $ 247   $ 228
                                             ==============================================================


Ratio of earnings to fixed charges            2.13            2.01       1.94       2.07       1.88       -
                                              =============================================================

NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) For the year ended December 31, 1992, fixed charges exceeded earnings by $441 million. Earnings as defined include a $520 million pretax loss on the settlement of MCV Power Purchases, $(15) million for potential customer refunds and other reserves related to 1992 but recorded in 1991, and $6 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.33 excluding these amounts.